Exhibit 99.1

Venus Concept Announces Strategic Business Realignment to Accelerate Its Path to Long-Term, Sustainable, Profitability and Reports Preliminary Revenue Results for Fourth Quarter and Fiscal Year 2022

Restructuring plan includes cost reduction programs to right-size operating structure while prioritizing investments on strategic growth initiatives

TORONTO, February 7, 2023, (GLOBE NEWSWIRE) - Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced a restructuring plan, workforce reduction, management transition and reported preliminary unaudited revenue results for the three months and twelve months ended December 31, 2022.

“We recently completed the first phase of the comprehensive strategic review and assessment of the Company outlined on our third quarter earnings call,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “The assessment, once completed, will inform the development of a transformational plan focused on repositioning Venus Concept to enhance the cash flow profile of the business and to accelerate the path to long-term, sustainable, profitability and growth.”

Mr. De Silva continued: “This month, the Company will begin the first phase of the transformational plan by undertaking a series of restructuring activities designed to improve its operations and cost structure. Restructuring plan activities will include discontinuing operations in unprofitable markets, consolidating functions, eliminating or reducing investments in non-core areas and prioritizing the allocation of resources to our most promising growth opportunities. The restructuring plan also includes targeted reductions in our workforce which, while unfortunate for those impacted by these difficult strategic decisions, are necessary to accelerate the process of generating positive, sustainable, operating cash flow. I am thankful for the service provided to the Company by those employees impacted by this workforce reduction. We look forward to providing more detail on both our transformational plan and our strategic priorities for 2023 on our fourth quarter earnings call on March 27, 2023.”

Executive Leadership Transitions:

On February 6, 2023, President & Chief Business Officer, Hemanth Varghese was appointed to a newly created executive role, President & Chief Innovation and Business Officer. In addition to his continuing responsibilities as Chief Business Officer, Dr. Varghese will lead the Company’s global research and development activities including continued development of our novel energy-based device technologies in Yokneam, Israel and our leading medical robotics center of excellence located in San Jose, California.

On February 6, 2023, William (“Bill”) McGrail, the Company’s Vice President, Global Regulatory Affairs and Quality Assurance, was appointed to a newly created role, Senior Vice President, Technical Operations and Compliance. In addition to his current responsibilities, Mr. McGrail will have oversight over all technical operations of the Company including manufacturing and supply chain, regulatory affairs, quality and technical services.

On February 6, 2023, Søren Maor Sinay, the Company’s Chief Operating Officer announced his decision to leave the Company for personal reasons through mutual agreement with the Company. Mr. Sinay will continue his employment with the Company in the capacity of a Senior Advisor until March 6, 2023.

“I want to take this opportunity to thank Maor for his 5 plus years of service to the Company and wish him well in his future endeavors,” said Mr. De Silva. “I am excited at the appointment of Hemanth and Bill to their respective new roles. Hemanth has extensive experience in driving organic and inorganic growth and his background is ideal for this newly created executive role, President & Chief Innovation and Business Officer. The creation of this executive role provides the benefit of enhanced collaboration across our product development, manufacturing and commercial teams and is consistent with the Company's continued commitment to bringing new, innovative products and capabilities to the market, while achieving a profitable and sustainable growth profile for the Company going forward. Bill has more than 25 years of experience in the medical device industry which will be invaluable to the Company as we continue to improve the efficiency of our technical operations. As Venus Concept executes our transformational plan it is imperative that we have the organizational structure, and experienced leadership, to improve profitability, and ensure long-term success.”

Restructuring Plan and Reduction in Workforce:

On January 27, 2023, the Board of Directors of Venus Concept approved a restructuring plan to reduce the Company’s cost structure and improve its operational efficiency. The plan includes a reduction in the Company’s employee base by up to 70 employees, which constitutes a reduction of approximately 18% in the Company’s global workforce as of December 31, 2022. The first phase of the reduction in workforce impacted employees in Israel and North America and was completed on February 6, 2023.

In connection with these actions, the Company estimates that it will incur aggregate pre-tax restructuring charges of $2.0 million to $2.5 million, a portion of which were recognized in the fourth quarter of fiscal year 2022 with the balance of the aggregate pre-tax charges expected to be incurred prior to June 30, 2023. These charges will be substantially settled in cash and include consulting expenses, one-time termination charges arising from severance obligations and other customary employee benefit payments in connection with a reduction in force. While the Company expects to begin realizing restructuring plan-related expense savings immediately, the majority of savings will be realized in the second half of 2023. The Company expects this restructuring plan to result in total annual pre-tax savings of $13 million to $15 million beginning in 2024. The Company may incur additional expenses not currently contemplated due to events associated with the restructuring plan and reduction in force. The annualized cost savings are estimates and subject to a number of assumptions, and actual results may differ materially.

Preliminary Fourth Quarter 2022 Revenue Summary:

Preliminary total GAAP revenue for the three months ended December 31, 2022 is expected to be in the range of $23.5 million to $24.5 million, compared to total GAAP revenue of $32.6 million for the three months ended December 31, 2021, representing a decrease of 25% to 28% year-over-year and an increase of 9% to 14% quarter-over-quarter. These preliminary results are consistent with the Company’s expectations and reflect a continued successful shift to prioritize cash system sales, which represented approximately 72% of total systems and subscription revenue in the three months ended December 31, 2022, compared to approximately 59% in the three months ended September 30, 2022.

Preliminary Fiscal Year 2022 Revenue Summary:

Preliminary total GAAP revenue for the twelve months ended December 31, 2022 is expected to be in the range of $98.7 million to $99.7 million, compared to total GAAP revenue of $105.6 million for the twelve months ended December 31, 2021, representing a decrease of 6% to 7% year-over-year.

The preliminary revenue results announced today are based solely upon information available to management as of the date of this press release. The Company’s actual results may differ from these estimates due to the completion of its quarter-end closing procedures, final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial results for the fourth quarter ended December 31, 2022 are finalized.

Fourth Quarter 2022 Conference Call Information:

The Company plans to report financial results for the three and twelve-months ended December 31, 2022 before the market opens on Monday, March 27, 2023. Management will host a conference call beginning at 8:00 a.m. Eastern Time to discuss fourth quarter financial results, recent business developments and the Company’s 2023 financial outlook. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13736286. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com. For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13736286. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 16 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept’s hair restoration systems include NeoGraft and the ARTAS iX Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products and sustainability thereof; and the efficacy of the restructuring plan, workforce reduction and management transition. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements and those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com